Exhibit 99.2

NOTICE OF TRUSTEE’S INTENT TO RESIGN, APPLICATION BY
UNITHOLDERS FOR APPOINTMENT OF TEMPORARY TRUSTEE, AND
CONDITIONAL SETTLEMENT OF LAWSUIT

Please read this Notice carefully. This Notice is solely to inform all current Unitholders of the Mesa Offshore Trust of the following: 1) JPMorgan Chase Bank, N.A.’s intent to resign as Trustee, effective at 12:01 a.m. on January 21, 2008; 2) the application by a group of Unitholders holding approximately one-third of the outstanding Units of the Trust for court appointment of a temporary trustee, and 3) a conditional settlement between the Plaintiff, Intervenor-Plaintiffs, additional Unitholders, and the Trustee in the lawsuit titled Cause No. 2006-01984, MOSH Holding, L.P., et al. v. Pioneer Natural Resources Co., et al., in the 334th Judicial District of Harris County, Texas.

As a Unitholder in the Mesa Offshore Trust, the Trustee’s resignation, the proposed appointment of a temporary trustee, and the conditional settlement might affect the value of your beneficial interest in the Trust.  You have a right to comment on or object to the conditional settlement and proposed appointment of a temporary trustee at a scheduled hearing in the 334th Judicial District Court of Harris County, Texas, in Houston, Texas, on January 16, 2008, as further described herein.  To obtain a copy of the proposed settlement, or any other materials described in this Notice, please call 512-236-6545 or visit www.businesswire.com/cnn/mesaoffshoresettlement.htm.

NOTICE OF TRUSTEE’S INTENT TO RESIGN, APPLICATION BY
UNITHOLDERS FOR APPOINTMENT OF TEMPORARY TRUSTEE, AND
CONDITIONAL SETTLEMENT OF LAWSUIT

1.             Purpose of This Notice.  This Notice is to inform Mesa Offshore Trust Unitholders of the Lawsuit; the Trustee’s intent to resign; application by a group of Unitholders for appointment of a temporary trustee; and the conditional settlement between the Plaintiff, Intervenor-Plaintiffs, additional Unitholders, and the Trustee; as well as to inform Unitholders of their opportunity to comment on or object to the proposed appointment of temporary trustee and conditional settlement.

2.             Notice of the Lawsuit.  A lawsuit titled Cause No. 2006-01984, MOSH Holding, L.P., et al. v. Pioneer Natural Resources Co., et al., is pending in the 334th Judicial District Court of Harris County, Texas (the “Lawsuit”), brought by MOSH Holding, L.P. (“MOSH”); Intervenor-Plaintiff Dagger-Spine Hedgehog Corporation (“Dagger-Spine”); and Intervenor-Plaintiffs Keith A. Wiegand, et al. (the “Wiegand Group”) stating various causes of action against JPMorgan Chase Bank, N.A. in its capacity as Trustee of the Mesa Offshore Trust (the “Trust”) (JPMorgan Chase Bank, N.A. in this capacity referred to hereinafter as the “Trustee”); Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc. (collectively, “Pioneer”); and Woodside Energy (USA) Inc. (“Woodside”).  MOSH, Dagger-Spine, and the Wiegand Group (collectively, the “Plaintiffs”), along with additional Unitholders in the Trust who have joined the conditional settlement (“Additional Unitholders”), own approximately one-third of the outstanding units in the Trust.  Pioneer Natural Resources Company is the sole managing general partner of the Mesa Offshore Royalty Partnership (the “Partnership”), a Texas general partnership that holds and manages the royalty interests of the Trust.  The Trust owns 99.99 percent of the Partnership.

3.             Summary of Claims Asserted in the Lawsuit.  In the Lawsuit, Plaintiffs allege that Pioneer acted wrongfully in connection with its management of and operations on properties in which the Partnership holds an interest, including alleged wrongful acts concerning a “farmout” to Woodside affecting those properties.  Plaintiffs allege that, in entering into this “farmout” agreement, Pioneer breached contractual obligations and committed various wrongful acts against the Trust, including fraud, breach of fiduciary duty, and gross negligence—which claims Pioneer denies.  Plaintiffs also allege that Woodside helped Pioneer in its alleged breaches, which Woodside denies.  Plaintiffs also allege that the Trustee is operating under a conflict of interest regarding Pioneer, and that it has breached its fiduciary duty to the Trust—which claims the Trustee denies.  These claims against Pioneer, Woodside, and the Trustee are more fully stated in MOSH’s Second Amended Original Petition, Dagger-Spine’s First Amended Petition in Intervention, and the Wiegand Group’s Second Amended Petition in Intervention.  Copies are available to you as described in Paragraph 7 of this Notice.  Pioneer has moved to dismiss the Lawsuit on the ground that the claims Plaintiffs are pursuing, and any money recovered on those claims, belong exclusively to the Trust rather than Plaintiffs or any other individual unitholders.  Woodside has also moved to dismiss the claims against it, and the Trustee has previously moved for partial summary judgment on the Plaintiffs’ claims against it.  All such motions are still pending.

4.             Notice of Resignation.  In accordance with Section 6.03 of the Royalty Trust Indenture dated December 1, 1982, the Trustee hereby gives written notice to the Unitholders of the Mesa Offshore Trust of its intent to resign as Trustee.  The Trustee’s resignation shall be effective at 12:01 a.m. on January 21, 2008.  The Trustee may elect not to resign if the conditional settlement is not approved by the Court.

5.             Notice of Application by Unitholders for Appointment of Temporary Trustee.  On December 3, 2007, Plaintiffs filed an Application for Appointment of Temporary Trustee, requesting that the Court appoint Thomas L. Easley as temporary trustee for the Trust.  Copies of this document are available to you as described in Paragraph 7 of this Notice.  The Trust Indenture contains provisions for appointment of a successor Trustee to fill a vacancy.  Plaintiffs are seeking the appointment of a Temporary Trustee pursuant to the terms of the Texas Trust Code because they have been unable to find a successor Trustee who meets the requirements of the Trust Indenture.  The current Trustee, JPMorgan, has not joined in the application to the Court for appointment of a temporary trustee under the procedure proposed by the Plaintiffs.

6.             Notice of Conditional Settlement.  The Trustee, having investigated the Claims asserted by the Plaintiffs against Pioneer, Woodside, the Trustee, and JPMorgan, and has reached a settlement with the Plaintiffs and the Additional Unitholders of all claims that the Plaintiffs and/or the Additional Unitholders have or might have against the Trustee and JPMorgan Chase Bank, N.A. individually, concerning the subject of the Lawsuit.  The settlement includes a release of the Trustee and JPMorgan and a dismissal, with prejudice, of the lawsuit against the Trustee and JPMorgan.  The settlement is expressly conditioned on the Court’s approval, after a hearing on the terms and conditions of the settlement, as well as the arguments in favor of and any objections to the settlement.  The Trustee and the Plaintiffs, after seeking the advice of their respective counsel, believe that the proposed settlement is in the best interests of the Trust and its Unitholders/beneficiaries in light of the probable validity/invalidity of the claims asserted, the delay, expense, and uncertainty of litigation, and the benefits of the terms of the settlement as compared to the judgment that might be obtained through the litigation of this matter.

7.             Summary of the Proposed Settlement Terms.  Consistent with the terms of the Settlement Agreement and Release (“Settlement Agreement”), the Trustee shall formally resign, effective at 12:01 a.m. on January 21, 2008, and Plaintiffs have petitioned the Court for appointment of a temporary trustee. In addition, JPMorgan Chase Bank, N.A. individually shall pay the Plaintiffs $1,250,000 to reimburse Plaintiffs’ legal fees and expenses incurred in pursuing claims on behalf of the Trust.  This amount will be paid exclusively to Plaintiffs and/or their attorneys and not to the Trust for the benefit of other Unitholders.  JPMorgan Chase Bank, N.A. has also previously created a credit facility, with the Trust as the borrower, for up to an aggregate principal amount of $3,000,000 for use by the Trustee to pay the Trust’s expenses, secured by Trust assets.  As part of the conditional settlement, JPMorgan Chase Bank, N.A. agrees that a temporary or successor trustee, if appointed by the Court, may draw down any remaining available funds under the credit facility for the Trust’s normal operating expenses.  JPMorgan has committed that at least $800,000 will remain in available funds as of the date of its proposed resignation which could be borrowed by the Trust under this loan so that the Trust can pay operating expenses in the future.  Up to a maximum of $2,200,000 in loaned funds will have been consumed, as of that date, to pay operating expenses of the Trust including the

Trustee’s legal fees and costs in defending against the lawsuit.  Another term of the conditional settlement is that the temporary trustee will determine whether to pursue the remaining claims in the Lawsuit against Pioneer and Woodside, for the benefit of all Unitholders.  The decision whether or not to pursue such claims shall be entirely within the discretion of the temporary trustee.  Each of these provisions is explained in detail in the Settlement Agreement that has been negotiated by Plaintiffs and Trustee.  To obtain a copy of the Settlement Agreement, the related exhibits, the Application for Appointment of Temporary Trustee, MOSH’s Second Amended Original Petition, Dagger-Spine’s First Amended Petition in Intervention, or the Wiegand Group’s Second Amended Petition in Intervention, please call 512-236-6545 or visit www.businesswire.com/cnn/mesaoffshoresettlement.htm.  You are encouraged to obtain and review these documents.  This Notice provides only a brief summary of the details.

8.             This Notice Does Not Constitute an Admission of Liability.  The conditional settlement is a compromise of disputed claims between Plaintiffs, Additional Unitholders, the Trustee, and JPMorgan Chase Bank, N.A., and neither the settlement nor this Notice is an indication of liability or to be construed as an admission of any sort.

9.             Settlement Is Conditioned on Court Approval.  The proposed settlement is expressly conditioned on approval by the Court, with an order that may be binding on all Unitholders of the Trust, that specifically 1) approves the settlement, 2) finds that the settlement is in the best interest of the Trust and its Unitholders/beneficiaries, 3) accepts the Trustee’s resignation, and 4) dismisses the Lawsuit against the Trustee and JPMorgan Chase Bank, N.A. individually with prejudice as to all claims that were or could have been brought against them by the Plaintiffs and/or the Additional Unitholders directly or on behalf of the Trust.  Furthermore, the proposed order would release the Trustee from any liability to the Trust or the Trust’s beneficiaries for any claims arising from its agreement to and performance of the Settlement Agreement.

10.           You May Comment on or Object to the Conditional Settlement.  As a Unitholder of the Trust, you have the following options regarding the proposed settlement:

a.                                       If you agree with the conditional settlement and the appointment of a temporary trustee, you need not do anything.  On the Court’s approval of the settlement and its entry of an order, Plaintiffs and the Trustee shall effectuate the terms of the settlement.

b.                                      If you oppose the conditional settlement or the appointment of a temporary trustee, you may appear and voice your opposition at the settlement hearing described in Paragraph 11 of this Notice.  The Court is also willing to entertain written objections, as long as such written objections are received by the Court on or before January 17, 2007.

11.           Settlement Hearing.  A settlement hearing shall be held on January 16, 2008, at 9:00 a.m., before the Honorable Sharon McCally of the 334th Judicial District of Harris County, Harris County Civil Courthouse, 201 Caroline Street, 15th Floor, Houston, Texas 77002.  The purpose of the settlement hearing shall be for the Court to consider the Trustee’s resignation and the appointment of a temporary trustee, and to determine whether the settlement should be approved as being in the best interests of the Trust and its Unitholders/beneficiaries.

12.           Pioneer’s and Woodside’s Objections.  Pioneer and Woodside oppose the Trustee’s resignation, the appointment of a temporary trustee, and the proposed settlement. Pioneer and Woodside believe that the Trustee’s resignation, the appointment of a temporary trustee, and the proposed settlement violate the terms of the Trust Indenture and benefit the proponents rather than the Trust and all unitholders. The proponents disagree, but the Trustee has agreed to post Pioneer’s and Woodside’s full written objections on the website referenced in Paragraph 7 above within twenty-four hours of filing and service to the Trustee’s counsel of record.

13.           Where to Direct Written Inquiries Regarding this Notice.  Other than obtaining copies of the relevant documents as provided for in Paragraph 7 above, any inquiries concerning this Notice or the underlying Lawsuit should be made in writing to JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust, c/o Michael Ulrich, Vice President of The Bank of New York Trust Company, N.A., 919 Congress Avenue, Suite 500, Austin, Texas 78701, mike.ulrich@bankofny.com.  No inquiries should be directed to the Court.